As filed with the Securities and Exchange Commission on June 13, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Ionic Digital Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	6199	99-0565447
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2332 Galiano Street, 2nd Floor
Coral Gables, Florida 33134
(Address of Principal Executive Offices)

(754) 273-6593

(Registrant’s telephone number, including area code)

Copies to:

Matt Prusak	David Lopez
Chief Executive Officer Ionic Digital Inc.	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza
2332 Galiano Street, 2nd Floor Coral Gables, Florida 33134 (754) 273-6593	New York, New York 10006 (212) 225-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.00001 par value per share	Nasdaq Global Select Market

Securities to be registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

EXPLANATORY NOTE	1
ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS	2

EXPLANATORY NOTE

This Amendment No. 2 to Form 10 (this “Amendment”) amends the Registration Statement on Form 10 of Ionic Digital Inc., as first filed with the Securities and Exchange Commission (“SEC”) on January 26, 2024 and as updated by Amendment No. 1 to Form 10 filed with the SEC on April 30, 2024 (the “Registration Statement”). This Amendment is being filed as an exhibit-only filing solely to file Exhibit 99.3, Notice of Update of Corporate Information. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 15(b) of the Registration Statement, and the signature page to the Registration Statement. No other changes were made to the Registration Statement.

The Registration Statement reflects information as of its most recent filing date and does not reflect events occurring after that date. This Amendment does not modify or update in any way disclosures made in the Registration Statement, except as specifically noted above.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(b) Exhibits

Number	Description
2.1	Master Conveyance Agreement. dated effective January 31, 2024, between Celsius Mining LLC, Ionic Digital Treasury Inc. and Ionic Digital Inc.**
3.1	Amended and Restated Certificate of Incorporation of Ionic Digital Inc.**
3.2	Amended and Restated Bylaws of Ionic Digital Inc.**
4.1	Form of Certificate of Class B common stock of Ionic Digital Inc.**
4.2	Form of Warrant Agreement between Ionic Digital Inc. and U.S. Data Management Group, LLC**
4.3	Restricted Stock Agreement, dated as of January 31, 2024, between Ionic Digital Inc. and U.S. Data Management Group, LLC**
4.4	Investors’ and Registration Rights Agreement, dated as of January 31, 2024, between Ionic Digital Inc. and U.S. Data Management Group, LLC**
10.1	Management Services Agreement, dated as of January 31, 2024, between Ionic Digital Inc. and U.S. Data Management Group, LLC**
10.2	Plan Sponsor Contribution Agreement, dated as of January 31, 2024, between Ionic Digital Inc. and U.S. Data Management Group, LLC**
10.3	Form of Indemnification Agreement of Ionic Digital Inc.**
10.4	Ionic Digital Inc. Omnibus Incentive Plan**
10.5	Offer Letter, dated as of February 14, 2024, between Ionic Digital Inc. and Matt Prusak**
10.6	PPM EMSA Agreement with Priority Power Management*
10.7	PPM Energy Management Agreement with Priority Power Management*
10.8	Amendment to PPM Energy Management Agreement with Priority Power Management*
10.9	PPM Assignment Agreement*
10.8	GXD Hosting Agreement with Global[X]Digital, LLC*
10.9	EZ Blockchain Hosting Agreement with EZ Blockchain Services*
10.10	Hut 8 Hosting Agreement with USMIO Alpha LLC*
21.1	List of subsidiaries of Ionic Digital**
99.1	Code of Ethics*
99.2	Audit Committee Charter*
99.3	Notice of Update of Corporate Information

 *      To be filed by amendment

**     Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IONIC DIGITAL INC.

Date: June 13, 2024	By:	/s/ Matt Prusak
Name: Matt Prusak
Title: Chief Executive Officer